                                                                   Exhibit 10.12

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is
entered into by CTC Media, Inc., a Delaware corporation (the "Company"), and
Nilesh Lakhani (the "Executive").

         WHEREAS, the Company and the Executive are party to an Employment
Agreement dated May 20, 2005 (the "Existing Agreement"); and

         WHEREAS, the Company and the Executive wish to amend and restate the
Existing Agreement and to supercede the Existing Agreement in its entirety with this Agreement.

         In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.       Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, effective on November 1, 2004 (the "Commencement
Date"). The Executive's employment shall continue until it is terminated in accordance with the provisions of Section 5.

2.       Title; Capacity.

                  a)    The Executive shall serve as Chief Financial Officer and
         his job duties shall include managing the finance function of the
         Company and each of its subsidiaries, including, without limitation, the preparation of management accounts, U.S. GAAP financial statements and tax filings, reporting to the Company's audit committee, working with the Company's external auditors to ensure the delivery of timely audit reports, supervising and assessing the Company's internal control procedures, supervising financial due diligence reviews of the proposed acquisition targets and managing investor relations. In addition, the
         Executive also shall serve as a member of the Company's operating committee and participate in all key management decisions. The
         Executive agrees to perform such other duties and responsibilities as the Company's Chief Executive Officer or his designee shall from time to time reasonably assign to him.

                  b)    The Executive shall be based at the Company's
         headquarters in Moscow, Russia or such other location as the Company and the Executive shall mutually agree.

                  c)    The Executive shall be subject to the supervision of,
         and shall have such authority as is delegated to him by, the Company's
         Chief Executive Officer or his designee or the Company's Board of
         Directors (the "Board").

                  d)    The Executive agrees to devote his entire business time,
         attention and energies to the business and interests of the Company during his employment with the Company and shall not engage in any other business activities without the prior written approval of the
         Chief Executive Officer. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the
         Company and any changes therein that may be adopted from time to time by the Company.

3.       Compensation and Benefits.

                  a)    Base Salary. The Company shall pay the Executive, in
         regular installments in accordance with the Company's standard payroll practices, an annual base salary of $300,000, less all applicable U.S.
         and Russian federal, state and local taxes and withholdings. Such salary may be adjusted from time to time in accordance with normal business practice and upon mutual agreement of the parties.

                  b)    Discretionary Bonus. Beginning in 2005, the Executive
         shall be eligible for an annual discretionary award of up to $150,000, less all applicable U.S. and Russian federal, state and local taxes and withholdings, subject to the reasonable discretion of the Board or a committee thereof (which may include the Board or a committee thereof setting performance targets the achievement thereof being the criteria for determining whether the Executive shall be entitled to such award).
         Whether such performance targets, if any, have been achieved will be decided by the Board or a committee thereof in its reasonable discretion. In any event, the Executive must be an active employee of the Company on the date the bonus for any fiscal year is distributed in order to be eligible for a bonus award.

                  c)    IPO Bonus. Upon the closing of a firm commitment
         underwritten public offering of the Company's common stock (the "IPO")
         and conditional upon the Executive being an active employee of the
         Company on the date of the closing of the IPO, the Company shall promptly pay to the Executive an amount equal to $275,000 as a bonus for his efforts in connection with the IPO.

                  d)    Relocation Expenses. The Company shall reimburse the
         Executive for all reasonable out-of-pocket relocation expenses up to an aggregate of $85,000, including (i) an up-front $50,000 lump sum cash payment (the "Lump-Sum Payment") to cover incidental costs related to the relocation of the Executive and his immediate family to Moscow, such as the sale of his house in the United States and the purchase of replacement items in Russia, for which he shall not be required to provide receipts, and (ii) up to a further $35,000 for the following items upon presentation of appropriate receipts: business class airlines tickets from the United States to Russia for the Executive and his immediate family; shipment of household goods, temporary living and accommodation expenses in the Moscow area for a period of up to two months; and agency costs charged by a local broker for locating a suitable home for the Executive and his family in the Moscow area. The
         Lump-Sum Payment is contingent upon the Executive's remaining continuously employed by the Company for twelve (12) months after the
         Commencement Date. If the Executive voluntarily terminates his employment prior to twelve (12) months after the Commencement Date for any reason, the Lump-Sum Payment (less any taxes paid by the Executive in respect thereof) shall be repayable to the Company and the Company shall have the right to offset the amount of such relocation assistance against any other amounts payable to the Executive.

                                      -2-

                  e)    Vacation. The Executive shall be eligible to accrue a
         maximum of 20 business days of paid vacation per calendar year, subject to proration to the Commencement Date and to be taken at such times as may be approved by and in the sole discretion of the Company. Such vacation days shall accrue at the rate of 1.667 days per month.

                  f)    Insurance. While the Executive is employed by the
         Company, the Company shall provide him with disability insurance coverage to the extent of 60% of the Executive's annual base salary and
         $1,000,000 in term life insurance coverage with a beneficiary or beneficiaries of the Executive's designation. The Company also shall provide the Executive and his immediate family with worldwide medical, vision and dental insurance with a reputable international health insurance provider. The Executives insurance coverage shall be governed by the terms of the insurance policies and the Company will use its best efforts to cause such coverage to take effect as of November 1,
         2004.

                  g)    Retirement Benefits. Prior to June 30, 2005, the Company
         may establish a 401(k) plan in which the Executive shall be eligible to participate subject to and in accordance with the formal plan documents governing such plan. If such a plan is established, the Company shall make a matching contribution equal to 50% of any contribution made by the Executive to the 401(k) plan, provided that the Company shall not be required to contribute more than $7,000 to the Executive's 401(k)
         account in any calendar year. The Company is not responsible for how any such contributions are treated for tax purposes by taxing and government authorities. In the event that the Company determines not to so establish a 401(k) plan for the Executive, the Company shall provide the Executive with an annual retirement benefit of $17,200 on or before
         December 31st of each year of the Executive's employment with the
         Company (pro-rated for any partial employment years). The Executive shall be responsible for all applicable U.S. and Russian federal, state and local taxes and withholdings on such benefit.

                  h)    Stock Options. The Company shall amend and restate the
         options granted to the Executive on November 1, 2004 so that such options are in accordance with the terms and conditions set forth in
         Exhibits A and B hereto (the "Amended and Restated Options").

                  i)    Russian visas. The Company shall use its best efforts to
         assist the Executive and his immediate family to obtain the necessary visas required for them to live in Russia and for the Executive to work in Russia, in each case, for the term of the Executive's employment with the Company. The Company will bear the cost of obtaining such visas and also reimburse the Executive for any reasonable immigration and legal consultation costs, up to $2,000 per year, relating to preserving the U.S. residency status of the Executive's spouse. The
         Company makes no representations regarding the ability of the Executive and/or his immediate family members to obtain any such visas and/or maintain such status. The Executive shall be responsible for maintaining any documents relating to his entry to and continued
         performance of work in Russia.

                                      -3-

                  j)    Transportation. The Company shall provide the Executive
         with the exclusive use of a luxury class four wheel drive sedan car such as an Audi A8 or the reasonable equivalent thereof (which shall remain the property of the Company) and a driver during the term of the
         Executive's employment with the Company.

                  k)    Personal assistant. The Company shall provide the
         Executive with a personal assistant who shall work exclusively for the
         Executive.

                  l)    Mobile phone. The Company shall provide the Executive
         with a mobile phone and shall pay the line rental and service fees and the cost of any business-related calls.

                  m)    Equipment. The Company shall consider on a case-by-case
         basis the Executive's reasonable requests for home office equipment
         (such as a laptop computer, printer and/or fax machine) and, to the extent the Company believes the Executive's service to the Company requires the use of such items, it shall provide them to the Executive
         (but, at all times, such items shall remain the property of the
         Company).

                  n)    Indemnification Agreement. The Company shall enter into
         an officer indemnification agreement with the Executive (the
         "Indemnification Agreement") that is reasonably acceptable to both the
         Company and the Executive which shall provide that, subject to the terms and conditions thereof, the Company shall indemnify the Executive for liabilities incurred by him arising from his services to the Group
         (as defined below).

4.       Taxes. The Executive shall be responsible for all of his own federal and/or state taxes payable in the United States, Russia or any other jurisdiction in which he is subject to tax. During the term of the Executive's employment with the Company and for any tax year which includes a period during which the Executive was employed by the Company, the Company shall pay the costs of retaining tax accountants to prepare the U.S. (federal and, if any, state)
and Russian tax returns for the Executive and his immediate family; provided, however, that if the Executive wishes to retain his own tax accountants, their fees must be pre-approved by the Company (if in excess of $5,000 per annum).

5.       Employment Termination. The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  a)    At the election of the Company, for Cause, immediately
         upon written notice by the Company to the Executive. For the purposes of this Agreement, "Cause" for termination shall be deemed to exist upon: (i) a good faith finding by the Company that (A) the Executive has failed to adequately perform the material aspects of his assigned duties for the Company in a manner that materially and adversely affects the Company, after written notice of such failure of such duties and a reasonable opportunity to correct such failure, or (B) the
         Executive has engaged in dishonesty, gross negligence or intentional misconduct that materially and adversely affects the Company; (ii) the
         Executive's conviction of, or the entry of a pleading of guilty or nolo contendere by the Executive, to any crime involving moral turpitude or any felony; (iii) the Executive's material breach of Section 7 or 8 hereof if such breach is caused by the Executive's intentional misconduct or gross negligence; (iv) the Executive's intentional violation of Company policy in a manner that materially and adversely affects the Company, after written notice of such violation and a reasonable opportunity to correct such failure; or (v) the Executive's failure to obtain a visa providing him with the right to live and work in Russia within six months of the Commencement Date or the Executive's failure to maintain the currency of such a visa during his employment with the Company, provided that such failure results from action or inaction on the Executive's part and not from a change in Russian immigration laws.

                                      -4-

                  b)    At the election of the Company, without Cause, upon not
         less than six months' prior written notice of termination.

                  c)    At the election of the Executive for a reason other than
         those set forth in 5(d) or 5(e), upon not less than six months' prior written notice of resignation.

                  d)    At the election of the Executive, upon not less than
         six months' prior written notice of resignation, as a result of (i) a material reduction in the Executive's total compensation (not including a reduction in the value of any options granted to the Executive resulting from a decrease in the fair market value of the Company's stock), (ii) a change in the Executive's reporting line such that he no longer reports directly to the Company's Chief Executive Officer, (iii)
         a material reduction in the Executive's responsibilities and authority such that the Executive's responsibilities and/or authority as Chief
         Financial Officer of the Company are materially different from the responsibilities and/or authority commonly associated with a chief financial officer of a similarly situated company or (iv) the Executive in his role as an executive of the Company being directed by the
         Company's Chief Executive Officer or any member of the Board to take any action that violates any law, rule or regulation applicable to him or to the Company or that would cause the consolidated financial statements of the Company to fail to be in compliance with United
         States generally accepted accounting principles, in either case, in any material respect; provided that the Executive has previously reported the matter to the full Board in writing but nonetheless the Executive continues to be directed to take such action.

                  e)    At the election of the Executive, upon not less than six
         months' prior written notice of resignation, following a Related Party
         Corporate Transaction (as such term is defined in the stock option agreements related to the Options) where there occurs a material change in the Executive's title, duties, responsibilities, total compensation
         (not including a reduction in the value of any options granted to the
         Executive resulting from a decrease in the fair market value of the
         Company's stock) or authority.

                                      -5-

6.       Severance Upon Termination.

                  a)    If the Company elects to terminate the Executive's
         employment without Cause or the Executive resigns pursuant to Sections
         5(d) or 5(e), the Company shall pay the Executive a severance payment equal to (i) six months of the Executive's then current annual base salary, less applicable taxes and withholdings, if the Company gives the Executive notice of termination of his employment, or the Executive gives notice of his resignation, as the case may be, before the first anniversary of the Commencement Date, or (ii) twelve months of the
         Executive's then current annual base salary, less applicable taxes and withholdings, if the Company gives the Executive notice of termination of his employment, or the Executive gives notice of his resignation, as the case may be, on or after the first anniversary of the Commencement
         Date; provided, however, that any severance payments shall be conditioned upon the Executive signing a severance agreement and release in a form satisfactory to the Company. The Executive shall not be entitled to any severance payments if his employment with the
         Company terminates pursuant to Sections 5(a) or 5(c). Any
         post-termination payments or benefits due and payable to the Executive by operation of law (but not pursuant to any other agreement with the
         Company) shall be deducted from any amount of severance otherwise payable under this Section 6(a).

                  b)    In the event that any payment or benefit received or to
         be received by the Executive in connection with a termination of the
         Executive's employment with the Company or any corporation which is a related corporation within the meaning of section 280G(e) of the United
         States Internal Revenue Code of 1986 (the "Code") (collectively, the
         "Severance Payments") would (i) constitute a "parachute payment" within the meaning of section 280G of the Code or any similar or successor provision and (ii) but for this Section 6(b), be subject to the excise tax imposed by section 4999 of the Code or any similar or successor provision (the "Excise Tax"), then, subject to the provisions of
         Section 6(c) hereof, such Severance Payments (which Severance Payments shall collectively be referred to herein as the "Severance Parachute
         Payments") shall be reduced to the largest amount which would result in no portion of the Severance Parachute Payments being subject to the
         Excise Tax. The determination of any required reduction pursuant to this Section 6(b) (including the determination as to which specific
         Severance Parachute Payments shall be reduced) shall be made by the
         Executive, in his sole discretion, and shall thereafter be confirmed by the Company's auditors. If the Internal Revenue Service (the "IRS")
         determines that a Severance Parachute Payment is subject to the Excise
         Tax, then the Company or any related corporation shall seek to enforce the provisions of Section 6(c) hereof. Such enforcement of Section 6(c)
         hereof shall be the only remedy, under any and all applicable United
         States state and federal laws or otherwise, for the Executive's failure to reduce the Severance Parachute Payments so that no portion thereof is subject to the Excise Tax. The Company or related corporation shall reduce a Severance Parachute Payment in accordance with this Section
         6(b) only upon written notice by the Executive indicating the amount of such reduction, if any (which determination has been confirmed by the
         Company's auditors).

                                      -6-

                  c)    If, notwithstanding the reduction described in Section
         6(b) hereof, the IRS determines that the Executive is liable for the
         Excise Tax as a result of the receipt of a Severance Parachute Payment, then the Executive shall, subject to the provisions of this Agreement, be obligated to pay to the Company (the "Repayment Obligation") an
         amount of money in U.S. dollars equal to the "Repayment Amount." The
         Repayment Amount with respect to a Severance Parachute Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Executive's net proceeds with respect to any
         Severance Parachute Payment (after taking into account the payment of the Excise Tax imposed on such Severance Parachute Payment) shall be maximized. Notwithstanding the foregoing, the repayment Amount with respect to a Severance Parachute Payment shall be zero if a Repayment
         Amount of more than zero would not eliminate the Excise Tax imposed on such severance Parachute Payment. If the Excise Tax is not eliminated through the performance of the Repayment Obligation, the Executive shall pay the Excise Tax.

7.       Non-Competition and Non-Solicitation.

                  a)    During the term of the Executive's employment and for a
         period of one (1) year with respect to subclause (i) below, and for a period of two (2) years with respect to subclause (ii) and (iii) below, after the termination of such employment, the Executive will not directly or indirectly:

                           i) as an individual proprietor, partner, stockholder,
                  officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of television broadcasting in Russia or any other country in
                  which the Company or any of its subsidiaries (collectively, the "Group") is then operating or in which it has undertaken material preparations to begin operating; or

                           ii) recruit, solicit or induce, or attempt to induce,
                  any employee or employees of the Group to terminate their
                  employment with, or otherwise cease their relationship with, the Group; or

                           iii) solicit, divert or take away, or attempt to
                  divert or to take away, the business or patronage of any of the current or prospective business partners, advertisers or affiliate stations of the Group with whom the Executive had significant contact while employed by the Company.

                  (b)   If any restriction set forth in this Section 7 is found
         by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c)   The Executive acknowledges and agrees that the
         restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Group and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 7 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

                                      -7-

                  d)    The provisions of Section 7 survive the termination of
         the Executive's employment and the termination of this Agreement.

8.       Proprietary Information.

                  a)    The Executive agrees that all information and know-how,
         whether or not in writing, of a private, secret or confidential nature concerning the Group's business or financial affairs (collectively,
         "Proprietary Information") is and shall be the exclusive property of the Group. By way of illustration, but not limitation, Proprietary
         Information may include business processes, methods and techniques;
         planned programming schedules; material terms of contracts, research data, personnel data, computer programs and supplier lists. The
         Executive shall not disclose any Proprietary Information to others outside the Group or use the same for any unauthorized purposes without written approval of the Chief Executive Officer or the Board, either during or after his employment, unless and until such Proprietary
         Information has become public knowledge without fault by the Executive.

                  (b)   The Executive agrees that all files, letters, memoranda,
         reports, records, data, notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary
         Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Group to be used by the Executive only in the performance of his duties for the Group.

                  (c)   The Executive agrees that his obligation not to disclose
         or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of business partners of the Group or other third parties who may have disclosed or entrusted the same to the Group or to the Executive in the course of the Group's business.

                  d)    The provisions of Section 8 survive the termination of
         the Executive's employment and the termination of this Agreement.

9.       No Restrictions On Employment. The Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

10.      Notices. All notices required or permitted under this Agreement shall be in writing in English and shall be deemed to have been duly given when delivered either in person and shall be deemed effective upon personal delivery or upon sending by a reputable overnight courier service, addressed to the other party at the address shown on the signature page hereto, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

                                      -8-

11.      Entire Agreement. This Agreement, together with the Amended and
Restated Options and the Indemnification Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this
Agreement, including, without limitation, the Existing Agreement.

12.      Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Chief Executive Officer or the Board and the
Executive.

13.      Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed under and in accordance with the laws of the State of Delaware.
Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Delaware (or, if appropriate, a federal court located within Delaware), and the Company and the Executive each consents to the exclusive jurisdiction of such a court.

14.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

15.      Acknowledgment. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney of his own choosing. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

16.      No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

17.      Validity/Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

18.      Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                      -9-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth below.

                                    CTC MEDIA, INC.

Dated: January 31, 2006             /s/ Alexander Rodnyansky
       --------------------         ---------------------------
                                    By: Alexander Rodnyansky
                                        Chief Executive Officer

                                    Address:     15A Pravda Street
                                                 Moscow 125124
                                                 Russia

                                    Executive

Dated:  January 30, 2006            /s/ Nilesh Lakhani
        --------------------        ----------------------------
                                    Nilesh Lakhani

                                    Address:     Veskovskiy Pereulok
                                                 Bldg 2, Apt. 8
                                                 Moscow 127030
                                                 Russia

                                      -10-